Exhibit 7(c)
DBER Reinsurance Agreement between MLLIC
and
ACE Tempest Life Reinsurance LTD.

VARIABLE ANNUITY DBER REINSURANCE AGREEMENT
Between
MERRILL LYNCH LIFE INSURANCE COMPANY
(Hereinafter called the “CEDING COMPANY”)
Little Rock, Arkansas
and
ACE TEMPEST LIFE REINSURANCE LTD.
(Hereinafter called the “REINSURER”)
Hamilton, Bermuda

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TABLE OF CONTENTS

	ARTICLE	PAGE

Access to Records	IX	14
Arbitration	XIV	18
Automatic Provisions	IV	10
Currency	XII	16
Definitions	I	3
Effective Date, Term, and Termination	III	8
Gramm-Leach-Bliley Compliance	X	16
Insolvency	XIII	17
Litigation	VIII	13
Miscellaneous	XVI	19
Notices	XVII	21
Offset	XV	19
Parties to the Agreement	II	7
Premium Accounting	V	11
Reinsurance Claim Settlement	VI	12
Reserves	VII	12
Unintentional Errors, Misunderstandings, or Omissions	XI	16
SCHEDULES

A	Description of DBER
B-l	CONTRACT TYPES Subject to this Reinsurance Agreement
B-2	Investment Funds Subject to this Reinsurance Agreement
C-l	Limits and Rules of the CEDING COMPANY
C-2	Limits and Rules of the REINSURER
D-1	MONTHLY REINSURANCE PREMIUM RATES by CONTRACT TYPE
D-2	Calculation of REINSURANCE PREMIUM BASE
E	DOLLAR CLAIM LIMIT RATE by CONTRACT TYPE
F	REINSURER Share of Risk by CONTRACT TYPE
G	CEDING COMPANY Reporting Format and Data Requirements
H	Surplus Position of the REINSURER

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ARTICLE I — DEFINITIONS
A. DURATION OF AGREEMENT:
EFFECTIVE DATE means June 1, 2001
BUSINESS DAY means any day that securities are traded on the New York Stock Exchange
MONTHLY VALUATION DATE means the last BUSINESS DAY of each month
MONTHLY PROCESS DATE means the day the CEDING COMPANY considers the last business day of the month.
REINSURANCE TERM means the period starting on the EFFECTIVE DATE and extending through May 31, 2029.
TERMINATION DATE means the end of the REINSURANCE TERM.
B. CONTRACT DEFINITIONS:
ANNUITY CONTRACT means a written annuity contract issued by the CEDING COMPANY to a contract owner in accordance with which CEDING COMPANY agrees to provide specified benefits in accordance with specified terms and conditions.
DBER means the optional Death Benefit Enhancement Rider specified in Schedule A and Schedule B-l elected by an ANNUITY CONTRACT’S owner.
ACTIVE CONTRACT means an ANNUITY CONTRACT that remains in effect and has not been terminated due to death, lapse, surrender or some other valid contingency and has not been annuitized and has elected DBER.
RIDER ISSUE DATE means the month, day, and year that the DBER first becomes effective.
ANNIVERSARY DATE means the month and day that each DBER first becomes effective.
QUARTERVERSARY DATES means the ANNIVERSARY DATE and the dates that are 3, 6, and 9 months after each DBER’s ANNIVERSARY DATE.
INFORCE ANNUITY CONTRACT means an ANNUITY CONTRACT issued prior to its DBER’s RIDER ISSUE DATE.
RETAIL ANNUITY PREMIUMS means contributions made to the ANNUITY CONTRACT by or on behalf of the contract owner, commonly referred to as purchase payments, premiums, or deposits.

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CONTRACT TYPE means one of the ANNUITY CONTRACT forms specified in Schedule B-1.
INSURED LIFE means the owner, or, if the owner is a non-natural person, the annuitant of each ANNUITY CONTRACT.
ACCOUNT VALUE means, for each ANNUITY CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2 as it appears in the records of CEDING COMPANY.

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C. REINSURANCE PREMIUM DEFINITIONS:
REINSURED ACCOUNT VALUE means, for each ACTIVE CONTRACT, the ACCOUNT VALUE times the REINSURER’s quota share of risk, as shown in Schedule F.
MONTHLY ACCOUNT VALUE means the sum of the REINSURED ACCOUNT VALUE, calculated on each MONTHLY PROCESS DATE, for all ACTIVE CONTRACTS covered by this Agreement.
REINSURANCE PREMIUM BASE means with respect to each MONTHLY VALUATION DATE, a calculated value in accordance with the formula provided in Schedule D-2.
MONTHLY REINSURANCE PREMIUM RATE means the numerical value provided in Schedule D-l, for each CONTRACT TYPE .
MONTHLY REINSURANCE PREMIUM means the sum, for all CONTRACT TYPES, of the MONTHLY REINSURANCE PREMIUM RATE times the REINSURANCE PREMIUM BASE, calculated on each MONTHLY VALUATION DATE.
REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE.
REMITTANCE DATE means the last BUSINESS DAY of calendar month following the REINSURANCE PREMIUM DUE DATE

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D. REINSURANCE CLAIM DEFINITIONS:
REINSURED NET AMOUNT AT RISK means for each ACTIVE CONTRACT, the CEDING COMPANY’s required payment for the DBER, as described in Schedule A, upon the death of the INSURED LIFE, times the REINSURER’s quota share of risk as shown in Schedule F.
REINSURED CLAIM means for each ANNUITY CONTRACT that terminates due to the death of the INSURED LIFE, the REINSURED NET AMOUNT AT RISK.
REIMBURSEMENT DATE means the last BUSINESS DAY of the calendar month following the month that the REINSURER receives a request for claim reimbursement from the CEDING COMPANY.
AGGREGATE CLAIM means the sum of all REINSURED CLAIMS calculated on each MONTHLY VALUATION DATE.
DOLLAR CLAIM LIMIT RATE means a value provided in Schedule E for each CONTRACT TYPE.
AGGREGATE DOLLAR CLAIM LIMIT means the sum of the DOLLAR CLAIM LIMIT RATE times the total RETAIL ANNUITY PREMIUMS attributable to each of the CONTRACT TYPES times the quota share percentage in Schedule F, as calculated on the current MONTHLY VALUATION DATE.

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ARTICLE II — PARTIES TO THE AGREEMENT
This Agreement shall be binding upon, and shall inure solely to the benefit of, the CEDING COMPANY and the REINSURER. This Agreement shall not and is not intended to create any legal relationship between the REINSURER and any third party, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any ACTIVE CONTRACT.

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ARTICLE III — EFFECTIVE DATE, TERM AND TERMINATION
A.	This Agreement covers individual ANNUITY CONTRACTs issued by the CEDING COMPANY that:
(i)	are identified by form in Schedule B-l;

(ii)	have accounts invested in the investment funds listed in Schedule B-2;

(iii)	are issued within the limits and rules described in Schedule C-l;

(iv)	are in compliance with all of the other terms and provisions of this Agreement;

(v)	have a RIDER ISSUE DATE on or after the EFFECTIVE DATE and prior to the date this Agreement ceases to cover new ANNUITY CONTRACTS; and

(vi)	are ACTIVE CONTRACTS.
B.	This Agreement will cease to cover new ANNUITY CONTRACTS issued by the CEDING COMPANY on the earlier of (i) May 31, 2004 or (ii) the date that the sum of all cumulative RETAIL ANNUITY PREMIUMS exceeds the limit provided in Schedule C-2, paragraph 3. For the purposes of this paragraph, RETAIL ANNUITY PREMIUMS for each ENFORCE ANNUITY CONTRACT shall be the ACCOUNT VALUE as of the RIDER ISSUE DATE plus any RETAIL ANNUITY PREMIUMS deposited subsequent to the RIDER ISSUE DATE.

C.	This Agreement will terminate with respect to each ANNUITY CONTRACT subject to it, as of the TERMINATION DATE.

D.	The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the
REINSURER, after the occurrence of any of the following:
1.	REINSURER’s Standard and Poor’s Rating is reduced to a “BBB” or lower. REINSURER must report any adverse change in Standard and Poor’s Rating to CEDING COMPANY within fifteen (15) days of the change. Any notice of termination given by the CEDING COMPANY enabled by such rating reduction shall be deemed withdrawn if REINSURER’s Standard and Poor’s Rating is restored to a level higher than “BBB” during the 90 day notice period;

2.	An order is entered appointing a receiver, conservator or trustee for management of REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of REINSURER;

3.	REINSURER’s U.S. GAAP surplus position is reduced to 75% or less of its U.S. GAAP surplus position as of December 31, 2000. The REINSURER must report such a reduction within fifteen (15) days after it occurs. The REINSURER’s surplus

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position as of December 31, 2000 is provided in Schedule H. Any notice of termination given by the CEDING COMPANY enabled by such surplus reduction shall be deemed withdrawn if REINSURER’s U.S. GAAP surplus position is restored to a level higher than 75% of its U.S. GAAP surplus position as of December 31, 2000 during the 90 day notice period.
E.	The REINSURER shall have the option of terminating this Agreement for new business, existing business or both by giving ninety (90) days advance written notice to the CEDING COMPANY after the occurrence of any of the following:
1.	The CEDING COMPANY fails to provide timely submissions of all material data required to be provided in accordance with Schedule G, provided that the REINSURER’s notice of termination identifies whether new contracts, existing contracts or both will be terminated and provided further that the REINSURER’s notice of termination shall be deemed withdrawn if the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears.

2.	The CEDING COMPANY fails to pay premium due on or before the REMITTANCE DATE. In the event that premium due is not paid by the REMITTANCE DATE, the REINSURER shall have the right to terminate this agreement by giving ninety (90) days advance notice of termination to the CEDING COMPANY. If all premiums in default and interest in accordance with Article III, paragraph F are received by the REINSURER within the ninety (90) day notice period, the Agreement will remain in effect and the notice of termination deemed withdrawn. If premium remains in default as of the close of the last day of the ninety (90) day notice period, the REINSURER’S liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.
F.	Except as otherwise provided herein, upon termination of this Agreement for existing business, the REINSURER shall have no reinsurance liability with respect to any ANNUITY CONTRACT. Notwithstanding termination of reinsurance as provided herein, the REINSURER shall continue to be liable to the CEDING COMPANY for all unpaid REINSURED CLAIMS and the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid MONTHLY REINSURANCE PREMIUMS earned by the REINSURER, under this Agreement until the date the Agreement is terminated. Any net amounts due from either party after termination are subject to a daily interest charge equal to 1/365 times the sum of (a) and (b), where (a) is the 3 month LIBOR rate on the preceding MONTHLY VALUATION DATE as published in the Wall Street Journal; and (b) is 1.00%. Interest is assessed from the REMITTANCE DATE until the date paid.

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ARTICLE IV — AUTOMATIC PROVISIONS
A.	Subject to Article III, on or after the EFFECTIVE DATE of this Agreement, the CEDING COMPANY shall automatically cede and the REINSURER shall automatically accept the ANNUITY CONTRACTS that are covered by this Agreement.

B.	This Agreement covers only the liability for REINSURED CLAIMS paid under ANNUITY CONTRACT forms or benefit rider forms that are listed on Schedule B-1 as attached hereto and as may be revised by the parties as provided herein. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised contract form or benefit rider form, it must provide written notice to the REINSURER of such intention together with a copy of the new or revised contract form or rider form, and a revised Schedule B-l. The REINSURER will approve any new or revised contract forms or benefit rider form within thirty (30) working days of the date it receives notification and a copy thereof, and any such form shall be deemed disapproved if not so approved.

C.	This Agreement covers only the liability for REINSURED CLAIMS paid under ANNUITY CONTRACTs invested in investment funds listed on Schedule B-2 as attached hereto and as may be revised by the CEDING COMPANY as provided herein. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised investment fund it must provide written notice to the REINSURER of such intention together with a copy of the new or revised investment fund, and a revised Schedule B-2, within thirty (30) days of the fund’s initial availability. The CEDING COMPANY may add new or revise investment funds without REINSURER approval. The effective date of reinsurance hereunder shall be the date REINSURER receives notice of the new or revised fund, or such other earlier date as designated by REINSURER.

D.	The CEDING COMPANY also intends that each variable investment option meet the additional diversification requirements that are applicable to insurance company separate accounts under Subchapter L of the Internal Revenue Code.

E.	If a variable investment option fails to qualify under Subchapter L of the Internal Revenue Code and the CEDING COMPANY does not take appropriate steps to bring the variable investment option in compliance with these regulations, the REINSURER’s liability with respect to the variable investment option can be terminated, as to future REINSURED CLAIMS, with 180 days written notice to the CEDING COMPANY. The REINSURER’s liability with respect to any variable investment option will be determined by multiplying the REINSURED NET AMOUNT AT RISK by the proportion of the variable investment option’s value to the total account value. If the REINSURER’s liability is terminated with respect to any variable investment option, future MONTHLY REINSURANCE PREMIUM will be calculated ignoring any investment in said variable investment option. Furthermore, subsequent transfers from any variable subaccount that is not in compliance with these regulations, to any fixed account option or variable subaccount that is in compliance with these regulations, will be considered subsequent RETAIL ANNUITY PREMIUMS for the purposes of this Agreement.

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F.	If the CEDING COMPANY brings the variable investment option in compliance with Subchapter L either within the 180-day notice period or after the 180-day notice period, the REINSURER’s liability in respect to such variable investment option will be reinstated from the date the variable investment option qualifies with the regulation. The MONTHLY REINSURANCE PREMIUM will be determined using any investment in the variable investment account, beginning with investments as of the date the variable investment account qualifies with the regulation.

G.	The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the automatic limits as shown in Schedule C-l, unless an exception is permitted by mutual written agreement. The CEDING COMPANY shall provide written notice to the REINSURER of any changes in its published limits and rules identified on Schedule C-l. The REINSURER shall have no liability pursuant to revised limits and rules unless and until the REINSURER, within thirty (30) working days after the date it receives such notice from the CEDING COMPANY, provides written notice to the CEDING COMPANY that such revised limits and rules are acceptable.
ARTICLE V — PREMIUM ACCOUNTING
A.	If reinsurance premiums are not paid by the REMITTANCE DATE, interest in accordance with Article III, paragraph F will be assessed from the REMITTANCE DATE.

B.	On or before the REMITTANCE DATE, the CEDING COMPANY shall forward to the REINSURER its statement of account and data requirements as set forth in Schedule G together with its remittance for the MONTHLY REINSURANCE PREMIUM as shown therein as well as any premium adjustments from the prior period.

C.	If the amounts due cannot be determined by the REMITTANCE DATE, the CEDING COMPANY shall have ninety (90) days to determine the appropriate premium and remit with interest in accordance with Article III, paragraph F.

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ARTICLE VI — REINSURANCE CLAIM SETTLEMENT
A.	The REINSURER shall not be responsible for any obligation of the CEDING COMPANY to any party under any ANNUITY CONTRACTS issued by the CEDING COMPANY under any ANNUITY CONTRACT forms and benefit rider forms, including those identified on Schedule B-l.

B.	On or before the REMITTANCE DATE, the CEDING COMPANY shall forward to the REINSURER its statement of account and data requirements as set forth in Schedule G, together with its request for reimbursement for REINSURED CLAIMS as shown therein, In no case shall the AGGREGATE CLAIMS exceed the AGGREGATE DOLLAR CLAIM LIMIT. If necessary, the request for reimbursement for REINSURED CLAIMS shall be reduced so that AGGREGATE CLAIMS do not exceed the AGGREGATE DOLLAR CLAIM LIMIT. If requested by the REINSURER, the CEDING COMPANY shall provide the REINSURER with proof of claim, proof of claim payment and any other claim documentation requested by the REINSURER in accordance with Schedule G.

C.	If REINSURED CLAIMS are not paid by the REIMBURSEMENT DATE, interest in accordance with Article III, paragraph F will be assessed from the REIMBURSEMENT DATE.

D.	A final statement of accounts prepared by the CEDING COMPANY is due sixty (60) days after the TERMINATION DATE. On or before this date, the CEDING COMPANY shall forward to the REINSURER its final statement of account, which shall have the form of the Monthly Statement of Account as set forth in Schedule G.

E.	The CEDING COMPANY shall have six (6) months after the TERMINATION DATE to submit to REINSURER an amended final statement of account. Any amounts owed by either the CEDING COMPANY or the REINSURER, based on the amended final statement of account, must be paid within thirty (30) days of receipt of the amended final statement. If the amount owed is not paid within thirty (30) days of receiving the statement of account, the amount owed is subject to an interest charge in accordance with Article III, Paragraph F
ARTICLE VII — RESERVES
A.	It is the intention of both the REINSURER and the CEDING COMPANY that the CEDING COMPANY qualifies for reinsurance credit in the state of Arkansas for reinsurance ceded hereunder. As a non-authorized reinsurer in Arkansas, REINSURER will comply with Arkansas Insurance Law relating to reinsurance credit for non-authorized reinsurers, as promulgated in Arkansas’s statutes on the effective date of this Agreement. Reserves held by the REINSURER for reinsurance of the DBER provided under this Agreement will be based on applicable regulatory guidelines.

B.	Provision for the credit for statutory reserves held by the REINSURER is satisfied if either:
1.	the funds in a trust, subject to withdrawal solely by, and under the exclusive control of the CEDING COMPANY, held in a qualified United States financial institution, as defined below, are at least as great as the credit for statutory reserve ;

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2.	cash or marketable securities are transferred to the CEDING COMPANY in an amount at least as great as the credit for statutory reserve;

3.	clean, irrevocable, unconditional letters of credit, issued or confirmed by a qualified United States financial institution, in an amount at least as great as the credit for statutory reserve, meeting applicable standards of issuer acceptability as of the dates of their issuance;

4.	a combination of (1), (2) and (3), such that the sum is at least as great as the credit for statutory reserve.
C.	A qualified United States financial institution means an institution that meets either subdivision (1) or (2):
1.	Is organized, or in the case of a United States office of a foreign banking organization, is licensed, under the laws of the United States or any state in the United States, is regulated, supervised, and examined by federal or state authorities having regulatory authority over banks and trust companies, and has been determined by the insurance commissioner of New York to meet such standards of financial condition and standing as are considered necessary and appropriate to regulate the quality of financial institutions whose letters of credit will be acceptable to the insurance commissioner of New York.

2.	For those institutions that are eligible to act as a fiduciary of a trust, is organized, or in the case of a United States branch or agency office of a foreign banking organization, is licensed, under the laws of the United States or any state in the United States, has been granted authority to operate with fiduciary powers, and is regulated, supervised, and examined by federal or state authorities having regulatory authority over banks and trust companies.
D.	If the credit for statutory reserve is less than $250,000, the REINSURER is not required to make provision for the credit for statutory reserve.
ARTICLE VIII — LITIGATION
In the event any legal action is brought against the CEDING COMPANY relating to an ANNUITY CONTRACT, the CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint, within thirty (30) BUSINESS DAYS after the CEDING COMPANY is served with the Complaint.

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ARTICLE IX — ACCESS TO RECORDS
A.	The REINSURER, or its duly authorized representatives, shall have access, including the right to photocopy and retain copies of documents, at any reasonable time during regular business hours, to all records of the CEDING COMPANY that reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least three (3) years after the final settlement date. Within one hundred and fifty (150) days following the end of each calendar year, the CEDING COMPANY and the REINSURER shall provide each other with copies of their respective audited financial statements.

B.	Upon reasonable notice, each party agrees to cooperate with the other in complying with any judicial, litigation or regulatory inquiry or request.

C.	The CEDING COMPANY and the REINSURER may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner. Subject to the exclusion provided in paragraph D, below, “Confidential Information” means:
1.	information or knowledge about each party’s products, processes, services, finances, customers, research, computer programs, marketing and business plans and claims management practices; and

2.	any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party’s producers and employees; and

3.	records provided pursuant to Paragraphs A and B, above.
D.	Notwithstanding the definition of “Confidential Information” provided in Paragraph C, above, Confidential Information does not include information that
(1.) is generally available to or known by the public; or
(2.) is disclosed pursuant to written authorization of an officer of the disclosing party; or
(3.) is disclosed pursuant to operation of law (including without limitation the lawful requirement of a governmental agency), provided (a) the non-disclosing party is given reasonable prior notice to enable it to seek a protective order, and (b) the disclosing party discloses only that information which, in the reasonable judgment of its counsel, is required to be disclosed; or

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(4.) has been lawfully obtained or developed by either party (a) independently or from any source other than the other party (provided that such source is not bound by a duty of confidentiality to such other party), and (b) not in violation of this Agreement.

E.	If either the CEDING COMPANY or the REINSURER discloses confidential information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article’s provisions on disclosing confidential information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.

F.	The REINSURER agrees that the names and addresses of all customers and prospective customers of the CEDING COMPANY, of the CEDING COMPANY’s parent company and of any affiliated company which may come to the attention of the REINSURER or any company or person affiliated with the REINSURER, as a result of this Agreement are confidential. Such customer information shall not be used, without the prior written consent of the CEDING COMPANY, by the REINSURER or any company or person affiliated with the REINSURER for any purpose whatsoever except as may be necessary in connection with the administration and servicing of products sold by or through the CEDING COMPANY.

G.	Except as otherwise permitted in this Agreement, the names and addresses of such customers and prospective customers that constitute confidential information under this Agreement shall not be furnished by the REINSURER to any other company or person including, but not limited to: (1) any of such company’s managers, agents or brokers which are not designated brokers of CEDING COMPANY; (2) any company not affiliated with the REINSURER or any manager, agent or broker of such company; or (3) any securities broker-dealer or any insurance agent affiliated with such broker-dealer other than Merrill Lynch, Pierce, Fenner & Smith.

H.	The REINSURER agrees that neither the REINSURER nor any company or person affiliated with the REINSURER shall use the Confidential Information to solicit directly any customers whose names constitute confidential information pursuant to this Article. The intent of this paragraph is that the REINSURER shall not utilize, or permit to be utilized, its knowledge of the CEDING COMPANY, of its parent company or of any affiliated companies or of the customers of any of the foregoing for the solicitation of sales of any products or services. This paragraph is not intended to prohibit any solicitation of such customers, but rather, to prohibit the use of the Confidential Information as a basis of such solicitation.

I.	This Article, with the exception of paragraph A, shall survive termination of this Agreement. Paragraph A of this Article expires 7 years after the TERMINATION DATE, other than for regulatory, audit, or investigative purposes.

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ARTICLE X. GRAMM-LEACH-BLILEY COMPLIANCE
The parties hereby acknowledge that they are subject to, or will act in a manner as if they were subject to, the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., pursuant to which regulations the parties are required to obtain certain undertakings from each other with regard to the privacy, use and protection of nonpublic personal financial information of CEDING COMPANY’s and/or the CEDING COMPANY’s affiliated broker-dealer’s clients or prospective clients or the CEDING COMPANY’s insureds or prospective insureds. Therefore, notwithstanding anything to the contrary contained in this Agreement, the parties agree that: (1) they shall not disclose or use any Client Data except to the extent necessary to carry out their obligations under this Agreement and for no other purpose, (2) they shall not disclose Client Data to any third party, including, without limitation, their respective third party service providers except to the extent necessary to carry out their obligations under this Agreement and then only with an agreement from the third party to use or disclose such Client Data only to the extent necessary to carry out their respective obligations under this Agreement and for no other purposes, (3) they shall maintain, and shall require all third parties approved under subsection (2) to maintain effective information security measures to protect Client Data from unauthorized disclosure or use, and (4) they shall provide each other with information regarding such security measures upon the reasonable request of the other party and promptly provide the other with information regarding any failure of such security measures or any security breach related to Client Data. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, Client Data means the nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of the parties’ clients or prospective clients or insureds or prospective insureds received by the other party in connection with the performance of its obligations under the Agreement, including, but not limited to (i) an individual’s name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with the other party and their parents, affiliated or subsidiary companies, or (iii) an individual’s account information.
ARTICLE XI — UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS
If failure to comply with any of the terms of this Agreement is shown to be the result of an unintentional error, misunderstanding or omission on the part of either the CEDING COMPANY or the REINSURER, the party adversely affected thereby will be restored to the position it would have occupied had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.
ARTICLE XII — CURRENCY
All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency.

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ARTICLE XIII — INSOLVENCY
A.	In the event of insolvency of the CEDING COMPANY, all reinsurance payments due under this Agreement from the REINSURER to the CEDING COMPANY shall be payable directly by the REINSURER to the CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of the REINSURER’S liability to the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim.

B.	In the event of insolvency of the CEDING COMPANY, the liquidator, receiver, or statutory successor will immediately give written notice to the REINSURER of all pending claims against the CEDING COMPANY on any contracts reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more REINSURERS are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

C.	In the event of insolvency of the REINSURER, the CEDING COMPANY may recapture immediately all ceded benefits upon written notice to the REINSURER, its liquidator, receiver or statutory successor. The CEDING COMPANY shall also have a claim on the REINSURER for any reinsurance credit amounts including reserves, unpaid REINSURED CLAIMS and other amounts due the CEDING COMPANY on such reinsurance, at the date of recapture.

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ARTICLE XIV — ARBITRATION
A.	As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days after the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days after the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days after the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three candidates, each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators, failing which agreement the third arbitrator shall be chosen by the appointment procedures as established by ARIAS-US, from among the umpire candidates who have experience in matters of life reinsurance.

B.	The arbitrators and the umpire all shall be present or former, disinterested executive officers of insurance or reinsurance companies. The umpire shall preside at all hearings and meetings of the panel and shall announce the decision of the panel. The majority vote of the arbitrators and the umpire shall be the decision of the panel. The decision shall be in writing signed by the majority in favor thereof.

C.	The arbitration panel shall have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to matters which it may consider proper in the circumstances of the case including pleadings, discovery, inspection of documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit. The arbitration panel shall interpret this Agreement as an agreement entered into in the highest good faith in keeping with the commercially recognized customs and practices of the reinsurance business and shall make its decision considering said customs and practices. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence. The panel is empowered to grant interim relief.

D.	The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award interest and compensatory damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E.	All meetings and hearings before the arbitration panel shall take place in New York, New York unless some other place is mutually agreed on by both parties or ordered by the panel.

F.	In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of the arbitrator chosen by or for it and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

Merrill Lynch & ACE Tempest	EEB	18

ARTICLE XV — OFFSET
A.	Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums, or on account of losses or otherwise, due from one party to the other under the terms of this Agreement.

B.	If this Agreement terminates early, both parties shall continue to be entitled to all offset credits up to the effective date of termination.
ARTICLE XVI — MISCELLANEOUS
A.	The CEDING COMPANY and REINSURER shall not have the right to assign or transfer any portion of the rights, duties and obligations of the other party under the terms and conditions of this Agreement without the written approval of the other party.

B.	CEDING COMPANY and REINSURER agree to review the reinsurance agreement on an annual basis, including discussion of results to date, possible expansion of the reinsurance program for additional business, restructuring or recapturing the treaty, and other topics. Both parties understand that circumstances that lead to a decision to recapture or restructure will be rare and generally unforeseen at the time that the treaty is signed.

C.	The REINSURER will pay the CEDING COMPANY a Federal Excise Tax allowance on each REMITTANCE DATE equal to the amount of any Federal Excise Tax paid by the CEDING COMPANY during the prior month, with the prior approval of the REINSURER, in connection with the annuities reinsured hereunder. The CEDING COMPANY will be responsible for the timely payment of Federal Excise Tax and for the filing of all required tax, information returns or filings with the Internal Revenue Service with respect to this Agreement.

D.	This Agreement means the text hereof and all Exhibits, Schedules and Amendments effected in accordance herewith. The Agreement constitutes the entire statement of agreement between the parties with regard to the subject matter hereof. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Any changes or additions to this Agreement must be effected by means of a written amendment that has been signed by both parties.

E.	Notwithstanding the termination of this Agreement as provided herein, its provisions will continue to apply hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

F.	If any provision of this Agreement should be rendered invalid, illegal or unenforceable, the parties will renegotiate the Agreement in good faith to cure such invalid, illegal or unenforceable provision. If such negotiations are unsuccessful to resolve the matter, then (i) such invalid, illegal or unenforceable provision will be deleted from the Agreement, (ii) to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and (iii) this Agreement will be construed to

Merrill Lynch & ACE Tempest	EEB	19

give effect to the remaining provisions hereof to carry out its original intent.

G.	The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York, without regard for conflicts of law rules.

Merrill Lynch & ACE Tempest	EEB	20

ARTICLE XVII — NOTICES
A.	All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, sent via facsimile with evidence of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:
Chief Actuary
Merrill Lynch Insurance Group
1300 Merrill Lynch Road, 2nd Floor
Pennington, NJ 08534
Phone: (609) 274-5312     Fax: (609) 274-0920
With a copy to:
Barry G. Skolnick
General Counsel
Merrill Lynch Insurance Group
1300 Merrill Lynch Road, 2nd Floor
Pennington, NJ 08534
Phone: (609) 274-5390     Fax: (609) 274-0926
Chief Financial Officer
ACE Tempest Life Reinsurance Ltd.
The ACE Building, 30 Woodbourne Avenue
Hamilton, HM 08 Bermuda
Phone: (441) 298-9532     Fax: (441) 295-2888
B.	Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the person and/or the address to which notices are to be sent by notifying the other party of such change of address in writing in accordance with the foregoing.

Merrill Lynch & ACE Tempest	EEB	21

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

ACE Tempest Life Reinsurance Ltd.			Merrill Lynch Life Insurance Company

By	/s/ Ari Lindner		By	/s/ Deborah Adler

	Name	Ari Lindner		Name	Deborah Adler
	Title	SVP and Chief Life Officer		Title	SVP & Chief Actuary

Date	June 8, 2004		Date	June 15, 2004

By	/s/ Huan Yi		By	/s/ Barry G. Skolnick

	Name	Huan Yi		Name	Barry G. Skolnick
	Title	AVP & Life Actuary		Title	SVP & General Councel

Date	June 8, 2004		Date	6/17/04

Merrill Lynch & ACE Tempest	EEB	22

SCHEDULE A
Description of DBER
The Death Benefit Enhancement Rider benefits are completely described in the ANNUITY CONTRACTS or riders, referenced by form number in Schedule B-l.

Merrill Lynch & ACE Tempest	EEB	23

SCHEDULE B-1
Contracts Subject to this Reinsurance Agreement

Form
Number*	Policy Description
ML-VA-001	Retirement Plus
ML-VA-002	Retirement Plus
ML-VA-003	Retirement Power
ML-VA-004	Retirement Optimizer

ML-048	Death Benefit Enhancement Rider
ML-049	Death Benefit Enhancement Rider
ML-051	Death Benefit Enhancement Rider
ML-052	Death Benefit Enhancement Rider

*	Includes any state specific variation of the above-described forms as of the EFFECTIVE DATE and any subsequent state specific variation, if such subsequent state specific variation does not have any impact on the risk assumed by the REINSURER. The CEDING COMPANY shall notify the REINSURER of any state specific variation after the EFFECTIVE DATE which could have any impact on the risk assumed by the REINSURER and such variation shall be treated the same as a policy form change under Article IV, Section B, provided that the REINSURER shall not unreasonably refuse to approve such subsequent state specific variation.

Merrill Lynch & ACE Tempest	EEB	24

SCHEDULE B-2
Subaccounts Subject to this Reinsurance Agreement
Retirement Plus
Merrill Lynch Variable Series Funds,Inc.
American Balanced V.I.Fund
Basic Value V.I.Fund
Core Bond V.I.Fund
Developing Capital Markets V.I.Fund
Domestic Money Market V.I.Fund
Focus Twenty V.I.Fund
Fundamental Growth V.I.Fund
Global Allocation V.I.Fund
Global Growth V.I.Fund
Government Bond V.I.Fund
High Current Income V.I.Fund
Index 500 V.LFund
Large Cap Core V.I.Fund
Large Cap Value V.LFund
Reserve Assets V.I.Fund
Small Cap Value V.I.Fund
Utilities and Telecommunications V.I.Fund
MLIG Variable Insurance Trust
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/PIMCO Small Cap Value Portfolio
Roszel/JP Morgan Small Cap Growth Portfolio
Roszel/Delaware Trend Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/PIMCO CCM Capital Appreciation Portfolio
AIM Variable Insurance Funds
AIM V.I.Capital Appreciation Fund
AIM V.I.Premier Equity Fund
Alliance Variable Products Series Fund Inc.
Alliance Premier Growth Portfolio
Alliance Quasar Portfolio
Alliance Technology Portfolio
American Century Variable Portfolios Inc.
VP International Fund
Davis Variable Account Fund Inc.
Davis Value Portfolio
Mercury Variable Trust
Mercury International Value V.I.Fund
Mercury V.I.Funds,Inc.
Merrill Lynch Large Cap Growth V.LFund
MFS Variable Insurance Trust
MFS Emerging Growth Series
MFS Research Series.
PIMCO Variable Insurance Trust
Total Return Portfolio

Merrill Lynch & ACE Tempest	EEB	25

SCHEDULE B-2 (Continued)
Subaccounts Subject to this Reinsurance Agreement
Retirement Power and Retirement Optimizer
Merrill Lynch Variable Series Funds, Inc.
Basic Value V.I. Fund
Core Bond V.I. Fund
Domestic Money Market V.I. Fund
Fundamental Growth V.I. Fund
Government Bond V.I. Fund
Index 500 V.I. Fund
Small Cap Value V.I. Fund
MLIG Variable Insurance Trust
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/PIMCO Small Cap Value Portfolio
Roszel/JP Morgan Small Cap Growth Portfolio
Roszel/Lord Abbett Bond Debenture Portfolio
AIM Variable Insurance Funds
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund
Alliance Variable Products Series Fund, Inc.
Alliance Growth and Income Portfolio
Alliance Premier Growth Portfolio
Davis Variable Account Fund, Inc.
Davis Value Portfolio
Delaware VIP Trust
Delaware VIP Trend Series
Mercury Variable Trust
Mercury International Value V.I. Fund
MFS Variable Insurance Trust
MFS Emerging Growth Series
MFS Investors Trust Series
PIMCO Variable Insurance Trust
Total Return Portfolio
Seligman Portfolios, Inc.
Seligman Small-Cap Value Portfolio
Van Kampen Life Investment Trust
Emerging Growth Portfolio

Merrill Lynch & ACE Tempest	EEB	26

SCHEDULE C-1
Limits and Rules of the CEDING COMPANY
1)	CEDING COMPANY will determine the DBER benefits for each ANNUITY CONTRACT within seven (7) working days of receipt of due proof of death and other documentaion.

2)	CEDING COMPANY reserves the right to limit cumulative RETAIL ANNUITY PREMIUMS in excess of $2,250,000.

3)	The minimum annuity purchase is $5,000 for non-qualified contracts and $2,000 for qualified contracts.

4)	Valid issue ages for DBER are 0 to 75, age last birthday.

Merrill Lynch & ACE Tempest	EEB	27

SCHEDULE C-2
Limits and Rules of the REINSURER
1)	REINSURER’S liability cannot be increased as a result of CEDING COMPANY’S actions with respect to contested claims.

2)	The REINSURER will not be liable for extracontractual damages (whether they constitute compensatory damages, statutory penalties, exemplary or punitive damages) which are awarded against the CEDING COMPANY.

3)	The REINSURER’S liability to accept new business hereunder could end before May 31, 2004. The REINSURER’S liability to accept new contracts hereunder will end on the BUSINESS DAY when the sum of the cumulative RETAIL ANNUITY PREMIUMS for the ANNUITY CONTRACTS exceeds $3.2 billion, unless extended by mutual agreement.

4)	The REINSURER is liable to accept subsequent RETAIL ANNUITY PREMIUMS on ACTIVE CONTRACTS deposited after the treaty is closed for new business in accordance with paragraph 3.

5)	A contract where a spousal continuation occurs will continue to be subject to this Agreement, provided that the DBER coverage remains in force at the time of such continuation.

6)	The CEDING COMPANY must retain a Quota Share of Risk of at least 10%.

Merrill Lynch & ACE Tempest	EEB	28

SCHEDULE D-l
MONTHLY REINSURANCE PREMIUM RATE by CONTRACT TYPE
The Premium rates for reinsurance, subject to the terms and conditions of this Agreement, are guaranteed for twenty (20) years following each RIDER ISSUE DATE.

CONTRACT TYPE	RATE
Retirement Plus	0.0006125
Retirement Power	0.0006125
Retirement Optimizer	0.0006125

Merrill Lynch & ACE Tempest	EEB	29

SCHEDULE D-2
Calculation of REINSURANCE PREMIUM BASE
Let (A) denote ACTIVE CONTRACTS whose RIDER ISSUE DATE plus three months occurs during the month prior to the current MONTHLY VALUATION DATE.
Let (B) denote ACTIVE CONTRACTS, excluding those in (A), where a QUARTERVERSARY DATE occurs during the month prior to the current MONTHLY VALUATION DATE.
Let (C) denote all other ACTIVE CONTRACTS not contained in (A) or (B).
Let (D) denote ANNUITY CONTRACTS where a QUARTERVERSARY DATE occurs during the month prior to the current MONTHLY VALUATION DATE and that are no longer ACTIVE CONTRACTS at the most recent QUARTERVERSARY DATE and that were ACTIVE CONTRACTS at the QUARTERVERSARY DATE prior to the most recent QUARTERVERSARY DATE.
Calculation of REINSURANCE PREMIUM BASE includes:
For (A), REINSURED RETAIL PREMIUMS
For (B), REINSURED ACCOUNT VALUE on the MONTHLY PROCESS DATE during the month that is three months prior to the current MONTHLY VALUATION DATE
For (C), the quantity zero
For (D), REINSURED ACCOUNT VALUE on the MONTHLY PROCESS DATE during the month that is three months prior to the current MONTHLY VALUATION DATE reduced proportionally to reflect the percentage of the previous three months during which the ANNUITY CONTRACT was an ACTIVE CONTRACT.

Merrill Lynch & ACE Tempest	EEB	30

SCHEDULE E
DOLLAR CLAIM LIMIT RATE by CONTRACT TYPE

CONTRACT TYPE	RATE
Retirement Plus	0.07
Retirement Power	0.07
Retirement Optimizer	0.07

Merrill Lynch & ACE Tempest	EEB	31

SCHEDULE F
REINSURER Share of Risk by CONTRACT TYPE
For each annuitant with aggregate RETAIL ANNUITY PREMIUMS on all ANNUITY CONTRACTS no greater than $5,000,000, the REINSURER liability will be based on the share of risk from the tables below.
For each annuitant with aggregate RETAIL ANNUITY PREMIUMS in excess of $5,000,000, if the CEDING COMPANY does not receive written permission from the REINSURER to include the amount over $5,000,000 in this Agreement, the REINSURER’s liability equals {$5,000,000 divided by aggregate RETAIL ANNUITY PREMIUMS}, times the share of risk from the tables below.
For each annuitant with aggregate RETAIL ANNUITY PREMIUMS in excess of $5,000,000, if the CEDING COMPANY does receive written permission from the REINSURER to include the amount over $5,000,000 in this Agreement, the REINSURER’s liability will be based on the share of risk from the tables below.

CONTRACT TYPE	Share of Risk
Retirement Plus	45%
Retirement Power	45%
Retirement Optimizer	90%

Merrill Lynch & ACE Tempest	EEB	32

SCHEDULE G
Reporting Format and Data Requirements
Monthly Reporting Data Requirements (prepared by CEDING COMPANY)
ACTIVE CONTRACTS and those terminating during the month only:
Insured Life SSN
Contract Identifier
Insured Life Indicator (Annuitant, Owner, or Other)
Insured Life Issue Age
Insured Life Sex
Second Life Issue Age (if joint contract)
Second Life Sex (if joint contract)
Issue Date
RIDER ISSUE DATE
Qualified Status
Contract Type
Initial Retail Premium
Cumulative Retail Premium
Cumulative Withdrawals
Account value by subaccount
DBER Benefit Type
DBER Amount
Termination Date
Termination Reason (surrender, death, annuitization)
Quarterly Reporting Requirements (prepared by REINSURER)
GAAP Surplus position
Standard and Poor’s Ratings
Annual Seriatim Claim Reporting (prepared by CEDING COMPANY)
This includes Monthly Reporting Data Requirements as of the Date of Notification (the date that death related paperwork is submitted in full), plus the following:
Date of Death
Date of Notification
Death Benefit Paid
Death Benefit Proceeds in excess of Account Value
RETAIL ANNUITY PREMIUMS paid in 12 months preceding death
Monthly Statement of Account (prepared by CEDING COMPANY)
(prepared for each CONTRACT TYPE and in aggregate)
1. Calculated value of REINSURANCE PREMIUM BASE
2. Calculated value of MONTHLY REINSURANCE PREMIUM
3. Calculated value of AGGREGATE DOLLAR CLAIM LIMIT and AGGREGATE CLAIMS
4. REINSURED CLAIMS reported during the current month

Merrill Lynch & ACE Tempest	EEB	33

SCHEDULE H
Surplus Position of the REINSURER
U.S. GAAP Surplus for the REINSURER as of December 31, 2000: $1,256,000,000 USD

Merrill Lynch & ACE Tempest	EEB	34

AMENDMENT NO. 1
to the
VARIABLE ANNUITY DBER REINSURANCE AGREEMENT
Effective June 1, 2001
Between
MERRILL LYNCH LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2004, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:
•	The subaccounts covered by this Agreement will be updated.
To effect this change, the following provisions of this Agreement are hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-2.
This amendment is effective only if fully executed on or before January 31, 2005.
MERRILL LYNCH LIFE INSURANCE COMPANY

By:	/s/ Deborah Adler		Attest:	/s/ Barry G. Skolnick

	Title:	SVP & CHIEF ACTUARY		Title:	SVP & General Counsel

Date:	12/21/2004		Date:	12/21/04
ACE TEMPEST LIFE REINSURANCE LTD.

By:	/s/ Ari Linder		Attest:	/s/ Huan Tseng

	Title:	SVP and Chief Life Officer		Title:	VP and Life Actuary

Date:	Dec 15, 2004		Date:	Dec 15, 2004
Merrill Lynch Life and ACE Tempest Re DBER

SCHEDULE B-2
Subaccounts Subject to this Reinsurance Agreement
Retirement Plus
Merrill Lynch Variable Series Funds,Inc.
American Balanced V.I. Fund
Basic Value V.I. Fund
Core Bond V.I. Fund
Domestic Money Market V.I. Fund
Fundamental Growth V.I. Fund
Global Allocation V.I. Fund
Global Growth V.I. Fund
Government Bond V.I. Fund
High Current Income V.I. Fund
Index 500 V.I. Fund
International Value V.I. Fund
Laige Cap Core V.I. Fund
Large Cap Growth V.I. Fund
Large Cap Value V.I. Fund
Small Cap Value V.I. Fund
Utilities and Telecommunications V.I. Fund
MLIG Variable Insurance Trust
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Sehgman Mid Cap Growth Portfolio
Roszel/PIMCO Small Cap Value Portfolio
Roszel/JP Morgan Small Cap Growth Portfolio
Roszel/Delaware Trend Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/PIMCO CCM Capital Appreciation Portfolio
AIM Variable Insurance Funds
AIM V.I. Capital Appreciation Fund
AIM V.I. Premier Equity Fund
AIliaiiceBerstein Variable Products Series Fund, Inc.
Alliance Premier Growth Portfolio
Alliance Technology Portfolio
American Century Variable Portfolios Inc.
VP International Fund
VP Ultra Fund
Davis Variable Account Fund Inc,
Davis Value Portfolio
Federated Insurance Series
Federated Capital Appreciation Fund II
Federated Kaufmann Fund II
MFS Variable Insurance Trust
MFS Emerging Growth Series
PIMCO Advisors VIT
PEA Renaissance Portfolio
PIMCO Variable Insurance Trust
Total Return Portfolio
Van Kampen Life Investment Trust
Comstock Portfolio
Merrill Lynch Life and ACE Tempest Re DBER

SCHEDULE B-2 (Continued)
Subaccounts Subject to this Reinsurance Agreement

Retirement Power and Retirement Optimizer
Merrill Lynch Variable Series Funds, Inc.
Basic Value V.I. Fund
Core Bond V.I. Fund
Domestic Money Market V.I. Fund
Fundamental Growth V.I. Fund
Government Bond V.I. Fund
Index 500 V.I. Fund
International Value V.I. Fund
Small Cap Value V.I. Fund
MLIG Variable Insurance Trust
Roszel/Delaware Trend Portfolio
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Lord Abbett Bond Debenture Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/PIMCO Small Cap Value Portfolio
Roszel/PIMCO CCM Capital Appreciation Portfolio
Roszel/JP Morgan Small Cap Growth Portfolio
AIM Variable Insurance Funds
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund
AlIianceBerstein Variable Products Series Fund, Inc.
Alliance Growth and Income Portfolio
Alliance Premier Growth Portfolio
American Century Variable Portfolios, Inc.
VP Ultra Fund
Davis Variable Account Fund, Inc.
Davis Value Portfolio
Federated Insurance Series
Federated Capital Appreciation Fund II
Federated Kaufmann Fund II
MFS Variable Insurance Trust
MFS Emerging Growth Series
PIMCO Advisors VIT
PEA Renaissance Portfolio
PIMCO Variable Insurance Trust
Total Return Portfolio
Seligman Portfolios, Inc.
Seligman Small-Cap Value Portfolio
Van Kampen Life Investment Trust
Emerging Growth Portfolio
Comstock Portfolio
Merrill Lynch Life and ACE Tempest Re DBER

AMENDMENT NO. 2
to the
VARIABLE ANNUITY DBER REINSURANCE AGREEMENT
Effective June 1, 2001
Between
MERRILL LYNCH LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective January 1, 2005, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:
•	The subaccounts covered by this Agreement will be updated.
To effect this change, the following provisions of this Agreement are hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-2.
This amendment is effective only if fully executed on or before April 30, 2006.
MERRILL LYNCH LIFE INSURANCE COMPANY

By:	/s/ Deborah Adler		Attest:	/s/ Radha Lakshiminarayana

	Title:	CEO & PRESIDENT		Title:	V.P. & Corporate Actuary

Date:	4/25/06		Date:	4/25/06
ACE TEMPEST LIFE REINSURANCE LTD.

By:	/s/ Ari Lindner		Attest:	/s/ Huan Tseng

	Title:	President		Title:	VP and Life Actuary

Date:	3/27/06		Date:	3/27/06
Merrill Lynch Life and ACE Tempest Re DBER

SCHEDULE B-2
Subaccounts Subject to this Reinsurance Agreement

Retirement Plus
FAM Variable Series Funds, Inc.
Mercury American Balanced V.I. Fund
Mercury Basic Value V.I. Fund
Mercury Core Bond V.I. Fund
Mercury Domestic Money Market V.I. Fund
Mercury Fundamental Growth V.I. Fund
Mercury Global Allocation V.I. Fund
Mercury Global Growth V.I. Fund
Mercury Government Bond V.I. Fund
Mercury High Current Income V.I. Fund
Mercuiy Index 500 V.I. Fund
Mercury International Value V.I. Fund
Mercury Large Cap Core V.I. Fund
Mercury Large Cap Growth V.I. Fund
Mercury Large Cap Value V.I. Fund
Mercury Value Opportunities V.I. Fund
Mercury Utilities and Telecommunications V.I. Fund
MLIG Variable Insurance Trust
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/Allianz NFJ Small Cap Value Portfolio
Roszel/JP Morgan Small Cap Growth Portfolio
Roszel/Delaware Trend Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/Allianz CCM Capital Appreciation Portfolio
AIM Variable Insurance Funds
AIM V.I. Capital Appreciation Fund
AIM V.I. Premier Equity Fund
AllianceBerstein Variable Products Series Fund, Inc.
Alliance Large Cap Growth Portfolio
Alliance Global Technology Portfolio
American Century Variable Portfolios, Inc.
VP International Fund
VP Ultra Fund
Davis Variable Account Fund, Inc.
Davis Value Portfolio
Federated Insurance Series
Federated Capital Appreciation Fund II
Federated Kaufmann Fund II
MFS Variable Insurance Trust
MFS Emerging Growth Series
Premier VIT
OpCap Renaissance Portfolio
PIMCO Variable Insurance Trust
Total Return Portfolio
Van Kampen Life Investment Trust
Comstock Portfolio
Merrill Lynch Life and ACE Tempest Re DBER

SCHEDULE B-2 (Continued)
Subaccounts Subject to this Reinsurance Agreement

Retirement Power and Retirement Optimizer
FAM Variable Series Funds, Inc.
Mercury Basic Value V.I. Fund
Mercury Core Bond V.I. Fund
Mercury Domestic Money Market V.I. Fund
Mercury Fundamental Growth V.I. Fund
Mercury Government Bond V.I. Fund
Mercury Index 500 V.I. Fund
Mercury International Value V.I. Fund
Mercury Value Opportunities V.I. Fund
MLIG Variable Insurance Trust
Roszel/Delaware Trend Portfolio
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Lord Abbett Bond Debenture Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/Allianz NFJ Small Cap Value Portfolio
Roszel/Allianz CCM Capital Appreciation Portfolio
Roszel/JP Morgan Small Cap Growth Portfolio
AIM Variable Insurance Funds
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund
AllianceBerstein Variable Products Series Fund, Inc.
Alliance Growth and Income Portfolio
Alliance Large Cap Growth Portfolio
American Century Variable Portfolios, Inc.
VP Ultra Fund
Davis Variable Account Fund, Inc.
Davis Value Portfolio
Federated Insurance Series
Federated Capital Appreciation Fund II
Federated Kaufmann Fund II
MFS Variable Insurance Trust
MFS Emerging Growth Series
Premier VIT
OpCap Renaissance Portfolio
PIMCO Variable Insurance Trust
Total Return Portfolio
Seligman Portfolios, Inc.
Seligman Smaller-Cap Value Portfolio
Van Kampen Life Investment Trust
Emerging Growth Portfolio
Comstock Portfolio
Merrill Lynch Life and ACE Tempest Re DBER